UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2019

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 4, 2019, our named executive officers were granted long-term incentive (“LTI”) awards under the American Axle & Manufacturing Holdings, Inc. (“AAM”) 2018 Omnibus Incentive Plan (the “2018 Plan”). In approving the 2019 LTI awards, the Compensation Committee of the Board of Directors of AAM determined that 66% of LTI awards would continue to be performance-based in order to drive superior performance that is aligned with AAM's business strategy. Consistent with the 2018 performance-based LTI awards, one-half of the awards are based on relative total shareholder return ("TSR") and one-half are based on free cash flow performance. The portion related to relative TSR is denominated and settled in AAM stock and currently has a maximum payout at target if TSR over the performance period is negative even if, on a relative basis, target performance is exceeded. The portion of the 2019 LTI award related to free cash flow is in the form of a performance unit that is denominated in dollars and settled in cash. As in 2018, the remaining 34% of the 2019 LTI award value is in the form of restricted stock units.
The foregoing description of the terms of the 2019 LTI awards does not purport to be complete and is qualified in its entirety by reference to the forms of award agreement attached hereto as exhibits 10.1 through 10.3 and incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No. Description_______________________________________________________________________________
10.1Form of Performance Unit Award (Free Cash Flow) for Executive Officers under the 2018 Omnibus Incentive Plan
10.2Form of Performance Share Award (Relative TSR) for Executive Officers under the 2018 Omnibus Incentive Plan
10.3Form of Restricted Stock Unit Award Agreement (Cliff Vesting) for Executive Officers under the 2018 Omnibus Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date:	March 8, 2019	By:	/s/ David E. Barnes
David E. Barnes
Vice President, General Counsel & Secretary

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